     As filed with the Securities and Exchange Commission on March 16, 2001
                                                   Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              LSI LOGIC CORPORATION
               (Exact name of issuer as specified in its charter)

         DELAWARE                                         94-2712976
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             1551 McCarthy Boulevard
                           Milpitas, California 95035
                    (Address of Principal Executive Offices)


                              LSI LOGIC CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                              AMENDED AND RESTATED

                            (Full title of the Plan)

                                 DAVID G. PURSEL
                         Vice President, General Counsel
                              LSI LOGIC CORPORATION
               1551 McCarthy Boulevard, Milpitas, California 95035
                                 (408) 433-8000
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                     Proposed                   Proposed Maximum
Title of Securities        Amount to be              Maximum                    Offering  Aggregate                 Amount of
to be Registered           Registered                Price Per Unit*             Offering Price*                    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock               2,403,643 shares            $17.31                      $41,607,060                        $10,401.77
====================================================================================================================================

*Estimated in accordance with Rule 457(c) for the purpose of calculating the registration fee on the basis of $17.31 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange, Inc. on March 14, 2001.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the " Exchange Act");

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 29, 1989, pursuant to Section 12(b) of the Exchange Act;

     (c) The Company's Current Reports on Form 8-K dated January 24, 2001 and March 8, 2001 pursuant to Section 13 of the Exchange Act; and

     (d) The description of the Company's Amended and Restated Preferred Shares Rights Agreement contained in the Company's Registration Statement on Form 8-A-12G/A filed on December 8, 1998, pursuant to Section 12(g) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Section 11 of the Certificate of Incorporation and Article VI of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons, who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into indemnification agreements with its directors and officers pursuant to which the Company has agreed to indemnify such individuals and to advance expenses incurred in defending any action or proceeding to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number
--------------
3.1               Restated Certificate of Incorporation of the Company. (1)

4.1               Amended and Restated Preferred Shares Rights Agreement dated November 20, 1998. (2)

5.1               Opinion of Counsel as to legality of securities being registered.

10.13             Employee Stock Purchase Plan Amended and Restated.

23.1              Consent of Independent Accountants (contained in Exhibit 23.1 hereto).

23.2              Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1              Power of Attorney (see page 6).

--------------------------------------------------------------------------------

(1) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-8 (No. 333-46436) filed September 22, 2000.

(2) Incorporated by reference to exhibits filed with the Company's Form 8-A12G/A filed on December 8, 1998.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the By-Law provisions, Section 11 of the Certificate of Incorporation of the registrant and the indemnification agreements described above in Item 6, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant, LSI Logic Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 16th day of March, 2001


                                       LSI LOGIC CORPORATION


                                       By: /s/ Bryon Look
                                           ------------------------------------
                                           Bryon Look
                                           Executive Vice President, Finance and
                                           Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilfred J. Corrigan and Bryon Look, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                      TITLE                                    DATE
             ---------                                      -----                                    ----
/s/ Wilfred J. Corrigan                  Chairman, Chief Executive Officer and                  March 16, 2001
------------------------------------     Director (Principal Executive Officer)
     Wilfred J. Corrigan


/s/ Bryon Look                           Executive Vice President, Chief Financial              March 16, 2001
------------------------------------     Officer (Principal Financial Officer and
     Bryon Look                          Principal Accounting Officer)


/s/ R. Douglas Norby                     Director                                               March 16, 2001
------------------------------------
     R. Douglas Norby


/s/ T.Z. Chu                             Director                                               March 16, 2001
------------------------------------
     T.Z. Chu


/s/ Malcolm R. Currie                    Director                                               March 16, 2001
------------------------------------
     Malcolm R. Currie


/s/ James H. Keyes                       Director                                               March 16, 2001
------------------------------------
     James H. Keyes


/s/ Matthew J. O'Rourke                  Director                                               March 16, 2001
------------------------------------
     Matthew J. O'Rourke


/s/ Larry W. Sonsini                     Director                                               March 16, 2001
------------------------------------
     Larry W. Sonsini

                                  EXHIBIT INDEX



Exhibit Number                          Description
--------------                          -----------
3.1               Restated Certificate of Incorporation of the Company. (1)

4.1               Amended and Restated Preferred Shares Rights Agreement dated November 20, 1998. (2)

5.1               Opinion of Counsel as to legality of securities being registered.

10.13             Employee Stock Purchase Plan Amended and Restated.

23.1              Consent of Independent Accountants (contained in Exhibit 23.1 hereto).

23.2              Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1              Power of Attorney (see page 6).

--------------------------------------------------------------------------------

(1) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-8 (No. 333-46436) filed September 22, 2000.

(2) Incorporated by reference to exhibits filed with the Company's Form 8-A12G/A filed on December 8, 1998.